Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

YSX Tech Co., Ltd

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated September 15, 2023, relating to the consolidated financial statements of YSX Tech Co., Ltd, which is included in this Registration Statement on the Form F-1.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Rowland Heights, California

June 18, 2024